Exhibit 99.1

WEBSTER REPORTS
FIRST QUARTER 2024 EPS OF $1.23; ADJUSTED EPS OF $1.35
STAMFORD, Conn., April 23, 2024 - Webster Financial Corporation ("Webster") (NYSE: WBS), the holding company for Webster Bank, N.A., today announced net income available to common stockholders of $212.2 million, or $1.23 per diluted share, for the quarter ended March 31, 2024, compared to $216.8 million, or $1.24 per diluted share, for the quarter ended March 31, 2023.
First quarter 2024 results include $13.2 million pre-tax ($20.8 million after tax), or $0.121 per diluted share, of net charges related to an increase in the FDIC special assessment estimate, Ametros acquisition expenses, securities repositioning, a net gain on sale of mortgage servicing rights ("MSRs"), and a discrete tax adjustment. Excluding these items, adjusted earnings per diluted share would have been $1.351 for the quarter ended March 31, 2024.
"We reported solid results in the first quarter, including an adjusted return on assets of 1.26 percent and an adjusted return on tangible common equity of 17.85 percent," said John R. Ciulla, chairman and chief executive officer. "We also enhanced our distinctive deposit franchise with the close of the Ametros acquisition, which expands our expertise in healthcare financial services."
Highlights for the first quarter of 2024:
•Revenue of $667.1 million.
•Period end loan and lease balance of $51.1 billion, up $0.4 billion or 0.7 percent from prior quarter; consisting of 80.9 percent commercial loans and leases, 19.1 percent consumer loans, and a loan to deposit ratio of 84.1 percent.
•Period end deposit balance of $60.7 billion, down $36.5 million or 0.1 percent from prior quarter; core deposit growth of $1.5 billion from prior quarter.
•Provision for credit losses of $45.5 million.
•Return on average assets of 1.15 percent; adjusted 1.26 percent1.
•Return on average tangible common equity of 16.30 percent1; adjusted 17.85 percent1.
•Net interest margin of 3.35 percent, down 7 basis points from prior quarter.
•Common equity tier 1 ratio of 10.51 percent.
•Efficiency ratio of 45.25 percent1.
•Tangible common equity ratio of 7.15 percent1.
"Webster generated strong deposit growth in key businesses this quarter, including HSA Bank and Ametros," said Glenn MacInnes, executive vice president and chief financial officer. "Our funding profile and overall balance sheet strength puts us in a unique position to deliver for our clients.”
1 See "Non-GAAP to GAAP Reconciliations" section beginning on page 18.

Line of Business performance compared to the first quarter of 2023
Effective January 1, 2024, Webster realigned certain of its business banking operations and related accounts from Commercial Banking to Consumer Banking to deliver operational efficiencies and better serve its customers. As a result, $1.5 billion of loans and $2.2 billion of deposits were moved from Commercial Banking to Consumer Banking. Prior period results have been recast accordingly.
Commercial Banking
Webster’s Commercial Banking segment serves businesses that have more than $10 million of revenue through its regional banking, middle market, asset-based lending, equipment finance, commercial real estate, sponsor finance, private banking, and treasury services business units. At March 31, 2024, Commercial Banking had $39.9 billion in loans and leases and $16.1 billion in deposits, as well as a combined $3.0 billion in assets under administration and management.
Commercial Banking Operating Results:

			Percent
	Three months ended March 31,		Favorable/
(In thousands)	2024	2023	(Unfavorable)
Net interest income	$341,942	$360,293	(5.1)%
Non-interest income	34,280	33,720	1.7
Operating revenue	376,222	394,013	(4.5)
Non-interest expense	106,225	98,833	(7.5)
Pre-tax, pre-provision net revenue	$269,997	$295,180	(8.5)

			Percent
	At March 31,		Increase/
(In millions)	2024	2023	(Decrease)
Loans and leases	$39,883	$40,127	(0.6)%
Deposits	16,075	16,287	(1.3)
AUA / AUM (off balance sheet)	3,017	2,670	13.0
Pre-tax, pre-provision net revenue decreased $25.2 million, to $270.0 million, in the quarter as compared to prior year. Net interest income decreased $18.4 million, to $341.9 million, primarily driven by lower deposit balances and higher rates paid on deposits. Non-interest income increased $0.6 million, to $34.3 million, primarily driven by increases in cash management fees and interest rate hedging activities, partially offset by lower net loan servicing income. Non-interest expense increased $7.4 million, to $106.2 million, primarily resulting from continued investments in talent, operational support, and technology to support balance sheet growth.

Healthcare Financial Services
Webster established a Healthcare Financial Services segment this quarter, which is comprised of HSA Bank and the newly acquired Ametros business. This segment offers consumer-directed healthcare solutions that include health savings accounts, health reimbursement arrangements, administration of medical insurance claim settlements, flexible spending accounts and commuter benefits. Accounts are distributed nationwide directly to employers and individual consumers, as well as through national and regional insurance carriers, benefit consultants, and financial advisors. At March 31, 2024, Healthcare Financial Services had $14.7 billion in total footings comprising $9.5 billion in deposits and $5.2 billion in assets under administration through linked investment accounts.
Healthcare Financial Services Operating Results:

			Percent
	Three months ended March 31,		Favorable/
(In thousands)	2024	2023	(Unfavorable)
Net interest income	$86,138	$71,730	20.1%
Non-interest income	31,061	24,067	29.1
Operating revenue	117,199	95,797	22.3
Non-interest expense	52,127	43,700	(19.3)
Pre-tax, net revenue	$65,072	$52,097	24.9

	At March 31,		Percent
(Dollars in millions)	2024	2023	Increase
Number of accounts (thousands)	3,344	3,172	5.4%

Deposits	$9,474	$8,273	14.5
Linked investment accounts (off balance sheet)	5,194	3,776	37.6
Total footings	$14,668	$12,049	21.7
Pre-tax net revenue increased $13.0 million, to $65.1 million, in the quarter as compared to prior year. The increase in pre-tax net revenue was partially attributable to the acquisition of Ametros in the quarter. Net interest income increased $14.4 million, to $86.1 million, primarily due to $5.7 million from Ametros and an increase in net deposit spread, and deposit growth at HSA Bank. Non-interest income increased $7.0 million, to $31.1 million, primarily due to $4.6 million from Ametros, as well as higher account fees and interchange fees at HSA Bank. Non-interest expense increased $8.4 million, to $52.1 million, primarily due to $7.3 million from Ametros, coupled with higher compensation and benefits expense, and service contract expense related to account growth at HSA Bank.

Consumer Banking
Webster's Consumer Banking segment serves consumer and business banking customers primarily throughout southern New England and the New York metro and suburban markets. Consumer Banking is comprised of the consumer lending and business banking business units, as well as a distribution network consisting of 196 banking centers and 347 ATMs, a customer care center, and a full range of web and mobile-based banking services. Additionally, Webster Investments provides investment services to consumers and small business owners within Webster's targeted markets and retail footprint. At March 31, 2024, Consumer Banking had $11.2 billion in loans and $26.9 billion in deposits, as well as $8.1 billion in assets under administration.
Consumer Banking Operating Results:

			Percent
	Three months ended March 31,		Favorable/
(In thousands)	2024	2023	(Unfavorable)
Net interest income	$205,777	$234,604	(12.3)%
Non-interest income	33,978	27,636	22.9
Operating revenue	239,755	262,240	(8.6)
Non-interest expense	120,121	116,555	(3.1)
Pre-tax, pre-provision net revenue	$119,634	$145,685	(17.9)

	At March 31,		Percent
(In millions)	2024	2023	Increase
Loans	$11,209	$10,777	4.0%
Deposits	26,914	25,708	4.7
AUA (off balance sheet)	8,125	7,750	4.8
Pre-tax, pre-provision net revenue decreased $26.1 million, to $119.6 million, in the quarter as compared to prior year. Net interest income decreased $28.8 million, to $205.8 million, primarily driven by higher rates paid on deposits, partially offset by loan and deposit growth. Non-interest income increased $6.3 million, to $34.0 million, primarily driven by a net gain on sale of MSRs, partially offset by lower deposit service fees and loan related fees. Non-interest expense increased $3.6 million, to $120.1 million, primarily driven by higher compensation and operational support expenses, partially offset by decreases in technology costs and professional services expenses.

Consolidated financial performance:
Quarterly net interest income compared to the first quarter of 2023:
•Net interest income was $567.7 million compared to $595.3 million.
•Net interest margin was 3.35 percent compared to 3.66 percent. The yield on interest-earning assets increased by 51 basis points, and the cost of interest-bearing liabilities increased by 87 basis points.
•Average interest-earning assets totaled $68.1 billion and increased by $2.0 billion, or 3.1 percent.
•Average loans and leases totaled $50.9 billion and increased by $0.8 billion, or 1.7 percent.
•Average deposits totaled $60.6 billion and increased by $5.8 billion, or 10.5 percent.
Quarterly provision for credit losses:
•The provision for credit losses was $45.5 million in the quarter, contributing to a $5.7 million increase in the allowance for credit losses on loans and leases from prior quarter. The provision also contributed to a decrease in the reserve on unfunded loan commitments of $0.2 million. The provision for credit losses was $36.0 million in the prior quarter, and $46.7 million a year ago.
•Net charge-offs were $37.5 million, compared to $34.0 million in the prior quarter, and $24.5 million a year ago. The ratio of net charge-offs to average loans and leases was 0.29 percent, compared to 0.27 percent in the prior quarter, and 0.20 percent a year ago.
•The allowance for credit losses on loans and leases represented 1.26 percent of total loans and leases, compared to 1.25 percent at December 31, 2023, and 1.21 percent at March 31, 2023. The allowance represented 226 percent of nonperforming loans and leases at March 31, 2024, compared to 303 percent at December 31, 2023, and 332 percent at March 31, 2023.
Quarterly non-interest income compared to the first quarter of 2023:
•Total non-interest income was $99.4 million compared to $70.8 million, an increase of $28.6 million. Total non-interest income includes a $9.8 million loss on the sale of investment securities and an $11.7 million net gain on the sale of MSRs, compared to a $16.7 million loss on the sale of investment securities a year ago. Excluding those items, total non-interest income increased $10.0 million. The increase is primarily attributable to the addition of Ametros and BOLI events.

Quarterly non-interest expense compared to the first quarter of 2023:
•Total non-interest expense was $335.9 million compared to $332.5 million, an increase of $3.4 million. Total non-interest expense includes $11.9 million related to an increase to the FDIC special assessment estimate and $3.1 million of Ametros acquisition expenses, compared to $29.4 million of Sterling merger charges a year ago. Excluding those charges, total non-interest expense increased $17.8 million. The increase is primarily attributable to the addition of Ametros and higher performance-based incentive accruals.
Quarterly income taxes compared to the first quarter of 2023:
•Income tax expense was $69.3 million compared to $65.8 million, and the effective tax rate was 24.3 percent compared to 23.0 percent. The higher effective tax rate in the current period reflects the recognition of a $10.9 million discrete expense for an out-of-period adjustment, impacting the effective tax rate in the current period by 3.8 percentage points.
Investment securities:
•Total investment securities, net were $16.3 billion, compared to $16.0 billion at December 31, 2023, and $14.9 billion at March 31, 2023. The carrying value of the available-for-sale portfolio included $758.5 million of net unrealized losses, compared to $708.7 million at December 31, 2023, and $766.4 million at March 31, 2023. The carrying value of the held-to-maturity portfolio does not reflect $897.2 million of net unrealized losses, compared to $810.2 million at December 31, 2023, and $742.8 million at March 31, 2023.
Loans and leases:
•Total loans and leases were $51.1 billion, compared to $50.7 billion at December 31, 2023, and $50.9 billion at March 31, 2023. Compared to December 31, 2023, commercial loans and leases decreased by $303.1 million, commercial real estate loans increased by $711.8 million, residential mortgages decreased by $1.8 million, and consumer loans decreased by $34.3 million.
•Compared to a year ago, commercial loans and leases decreased by $1.3 billion, commercial real estate loans increased by $1.4 billion, residential mortgages increased by $224.6 million, and consumer loans decreased by $101.9 million.
•Loan originations for the portfolio were $2.5 billion, compared to $3.2 billion in the prior quarter, and $3.3 billion a year ago. In addition, $2.9 million of residential loans were originated for sale in the quarter, compared to $3.4 million in the prior quarter, and $2.5 million a year ago.

Asset quality:
•Total nonperforming loans and leases were $283.6 million, or 0.56 percent of total loans and leases, compared to $209.5 million, or 0.41 percent of total loans and leases, at December 31, 2023, and $185.0 million, or 0.36 percent of total loans and leases, at March 31, 2023.
•Past due loans and leases were $125.2 million, compared to $46.6 million at December 31, 2023, and $44.2 million at March 31, 2023. The increase from prior quarter is driven primarily by commercial real estate.
Deposits and borrowings:
•Total deposits were $60.7 billion, compared to $60.8 billion at December 31, 2023, and $55.3 billion at March 31, 2023. Core deposits to total deposits1 were 88.6 percent at March 31, 2024, compared to 86.1 percent at December 31, 2023, and 91.8 percent at March 31, 2023. The loan to deposit ratio was 84.1 percent, compared to 83.5 percent at December 31, 2023, and 92.1 percent at March 31, 2023.
•Total borrowings were $4.9 billion, compared to $3.9 billion at December 31, 2023, and $9.9 billion at March 31, 2023.
Capital:
•The return on average common stockholders’ equity and the return on average tangible common stockholders’ equity1 were 10.01 percent and 16.30 percent, respectively, compared to 10.94 percent and 17.66 percent, respectively, in the first quarter of 2023.
•The tangible equity1 and tangible common equity1 ratios were 7.54 percent and 7.15 percent, respectively, compared to 7.55 percent and 7.15 percent, respectively, at March 31, 2023. The common equity tier 1 ratio was 10.51 percent, compared to 10.42 percent at March 31, 2023.
•Book value and tangible book value per common share1 were $49.07 and $30.22, respectively, compared to $45.85 and $29.47, respectively, at March 31, 2023.

1 See "Non-GAAP to GAAP Reconciliations" section beginning on page 18.

***

Webster Financial Corporation (NYSE:WBS) is the holding company for Webster Bank, N.A. Webster is a leading commercial bank in the Northeast that provides a wide range of digital and traditional financial solutions across three differentiated lines of business: Commercial Banking, Consumer Banking and Healthcare Financial Services, one of the country's largest providers of employee benefits and administration of medical insurance claim settlements solutions. Headquartered in Stamford, CT, Webster is a values-driven organization with $76 billion in assets. Its core footprint spans the northeastern U.S. from New York to Massachusetts, with certain businesses operating in extended geographies. Webster Bank is a member of the FDIC and an equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.
Conference Call
A conference call covering Webster’s first quarter 2024 earnings announcement will be held today, Tuesday, April 23, 2024 at 9:00 a.m. Eastern Time. To listen to the live call, please dial 888-330-2446, or 240-789-2732 for international callers. The passcode is 8607257. The webcast, along with related slides, will be available via Webster's Investor Relations website at investors.websterbank.com. A replay of the conference call will be available for one week via the website listed above, beginning at approximately 12:00 noon (Eastern) on April 23, 2024. To access the replay, dial 800-770-2030, or 609-800-9909 for international callers. The replay conference ID number is 8607257.

Media Contact
Alice Ferreira, 203-578-2610
acferreira@websterbank.com

Investor Contact
Emlen Harmon, 212-309-7646
eharmon@websterbank.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar references to future periods. However, these words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: projections of revenues, expenses, expense savings, income or loss, earnings or loss per share, and other financial items; statements of plans, objectives, and expectations of Webster or its management or Board of Directors; statements of future economic performance; and statements of assumptions underlying such statements. Forward-looking statements are based on Webster's current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Webster’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause Webster's actual results to differ from those discussed in any forward-looking statements include, but are not limited to: Webster's ability to successfully execute its business plan and strategic initiatives, and manage any risks or uncertainties; continued regulatory changes or other mitigation efforts taken by government agencies in response to volatility in the banking industry, including due to the bank failures in 2023; volatility in Webster's stock price due to investor sentiment, including in light of the bank failures of 2023 and related turmoil in the banking industry; local, regional, national, and international economic conditions, and the impact they may have on Webster or its customers; volatility and disruption in national and international financial markets, including as a result of geopolitical conflict; the impact of unrealized losses in our available-for-sale securities portfolio; changes in laws and regulations, or existing laws and regulations that Webster becomes subject to, including those concerning banking, taxes, dividends, securities, insurance, and healthcare administration, with which Webster and its subsidiaries must comply; adverse conditions in the securities markets that could lead to impairment in the value of Webster's securities portfolio; inflation, monetary fluctuations, the possibility of a recession, and changes in interest rates, including the impact of such changes on economic conditions, customer behavior, funding costs, and Webster's loans and leases and securities portfolios; possible changes in governmental monetary and fiscal policies, including, but not limited to, the Federal Reserve policies in connection with continued inflationary pressures and the ability of the U.S. Congress to increase the U.S. statutory debt limit as needed, as well as the impact of the 2024 U.S. presidential election; the impact of a potential U.S. federal government shutdown; the timely development and acceptance of new products and services, and the perceived value of those products and services by customers; changes in deposit flows, consumer spending, borrowings, and savings habits; Webster's ability to implement new technologies and maintain secure and reliable information and technology systems; the effects of any cybersecurity threats, attacks or events, or fraudulent activity, including those that involve Webster's third-party vendors and service providers; performance by Webster's counterparties and third-party vendors; Webster's ability to increase market share and control expenses; changes in the competitive environment among banks, financial holding companies, and other traditional and non-traditional financial service providers; Webster's ability to maintain adequate sources of funding and liquidity; changes in the mix of loan geographies, sectors, or types and the level of nonperforming assets and charge-offs; changes in estimates of future reserve requirements based upon periodic review under relevant regulatory and accounting requirements; the effect of changes in accounting policies and practices applicable to Webster, including the impacts of recently adopted accounting guidance; legal and regulatory developments, including the resolution of legal proceedings or regulatory or other governmental inquiries, and the results of regulatory examinations or reviews; Webster's ability to appropriately address and environmental, social, governmental, and sustainability concerns that may arise from our business activities; Webster's ability to assess and monitor the effect of artificial intelligence on our business and operations; unforeseen events, such as pandemics or natural disasters, and any governmental or societal responses thereto; and the other factors that are described in Webster's Annual Report on Form 10-K for the year ended December 31, 2023, and Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement made by Webster in this release speaks only as of the date on which it is made. Factors or events that could cause Webster's actual results to differ may emerge from time to time, and it is not possible for Webster to predict all of them. Webster undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. A reconciliation of net income, return on average tangible common stockholders' equity, and other performance ratios, in each case as adjusted, is included in the accompanying selected financial highlights table.

Webster believes that providing certain non-GAAP financial measures provides investors with information useful in understanding its financial performance, performance trends, and financial position. Webster utilizes these measures for internal planning and forecasting purposes. Webster, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. Webster believes that its presentation and discussion, together with the accompanying reconciliations, provides additional clarity of factors and trends affecting its business and allows investors to view performance in a manner similar to management.

The efficiency ratio, which represents the costs expended to generate a dollar of revenue, is calculated excluding certain non-operational items. The return on average tangible common stockholders' equity (ROATCE) represents net income available to common stockholders, adjusted for the tax-effected amortization of intangible assets, as a percentage of average stockholders’ equity less average preferred stock and average goodwill and net intangible assets. The tangible equity ratio represents stockholders’ equity less goodwill and net intangible assets divided by total assets less goodwill and net intangible assets. The tangible common equity ratio represents stockholders’ equity less preferred stock and goodwill and net intangible assets divided by total assets less goodwill and net intangible assets. Tangible book value per common share represents stockholders’ equity less preferred stock and goodwill and net intangible assets divided by common shares outstanding at the end of the period. Core deposits reflect total deposits less certificates of deposit and brokered certificates of deposit. Adjusted pre-tax net income, adjusted net income available to common stockholders, adjusted diluted earnings per share (EPS), adjusted ROATCE, and adjusted return on average assets (ROAA) are calculated excluding an FDIC special assessment estimate, Ametros acquisition expenses, loss on sale of investment securities, and net gain on sale of mortgage servicing rights, each of which have been tax-effected, and a discrete tax adjustment.

These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and Webster strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Refer the tables on page 18 for Non-GAAP to GAAP reconciliations.

WEBSTER FINANCIAL CORPORATION Selected Financial Highlights (unaudited)
	At or for the Three Months Ended
(In thousands, except per share data)	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023

Income and performance ratios:
Net income	$216,323	$185,393	$226,475	$234,968	$221,004
Net income available to common stockholders	212,160	181,230	222,313	230,806	216,841
Earnings per diluted common share	1.23	1.05	1.28	1.32	1.24
Return on average assets (annualized)	1.15%	1.01%	1.23%	1.23%	1.22%
Return on average tangible common stockholders' equity (annualized) (1)	16.30	14.49	17.51	18.12	17.66
Return on average common stockholders’ equity (annualized)	10.01	9.03	11.00	11.38	10.94
Non-interest income as a percentage of total revenue	14.89	10.05	13.34	13.28	10.62

Asset quality:
Allowance for credit losses on loans and leases	$641,442	$635,737	$635,438	$628,911	$613,914
Nonperforming assets	289,254	218,600	218,402	222,215	186,551
Allowance for credit losses on loans and leases / total loans and leases	1.26%	1.25%	1.27%	1.22%	1.21%
Net charge-offs / average loans and leases (annualized)	0.29	0.27	0.23	0.16	0.20
Nonperforming loans and leases / total loans and leases	0.56	0.41	0.43	0.42	0.36
Nonperforming assets / total loans and leases plus other real estate owned and repossessed assets	0.57	0.43	0.44	0.43	0.37
Allowance for credit losses on loans and leases / nonperforming loans and leases	226.17	303.39	295.48	287.35	331.81

Other ratios:
Tangible equity (1)	7.54%	8.12%	7.62%	7.62%	7.55%
Tangible common equity (1)	7.15	7.73	7.22	7.23	7.15
Tier 1 risk-based capital (2)	11.01	11.62	11.64	11.16	10.93
Total risk-based capital (2)	13.13	13.72	13.79	13.25	12.99
Common equity tier 1 risk-based capital (2)	10.51	11.11	11.12	10.65	10.42
Stockholders’ equity / total assets	11.49	11.60	11.21	11.18	11.08
Net interest margin	3.35	3.42	3.49	3.35	3.66
Efficiency ratio (1)	45.25	43.04	41.75	42.20	41.64

Equity and share related:
Common equity	$8,463,519	$8,406,017	$7,915,222	$7,995,747	$8,010,315
Book value per common share	49.07	48.87	46.00	46.15	45.85
Tangible book value per common share (1)	30.22	32.39	29.48	29.69	29.47
Common stock closing price	50.77	50.76	40.31	37.75	39.42
Dividends declared per common share	0.40	0.40	0.40	0.40	0.40
Common shares issued and outstanding	172,464	172,022	172,056	173,261	174,712
Weighted-average common shares outstanding - Basic	170,445	170,415	171,210	172,739	172,766
Weighted-average common shares outstanding - Diluted	170,704	170,623	171,350	172,803	172,883

(1)See "Non-GAAP to GAAP Reconciliations" section beginning on page 18.
(2)Presented as preliminary for March 31, 2024, and actual for the remaining periods.

WEBSTER FINANCIAL CORPORATION Consolidated Balance Sheets (unaudited)
(In thousands)	March 31, 2024	December 31, 2023	March 31, 2023
Assets:
Cash and due from banks	$322,041	$429,323	$201,683
Interest-bearing deposits	1,223,187	1,286,472	2,232,388
Investment securities:
Available-for-sale	8,601,141	8,959,729	7,798,977
Held-to-maturity, net	7,679,891	7,074,588	7,063,223
Total investment securities, net	16,281,032	16,034,317	14,862,200
Loans held for sale	239,763	6,541	210,724
Loans and leases:
Commercial	19,469,014	19,772,102	20,775,337
Commercial real estate	21,869,502	21,157,732	20,513,738
Residential mortgages	8,226,154	8,227,923	8,001,563
Consumer	1,533,972	1,568,295	1,635,885
Total loans and leases	51,098,642	50,726,052	50,926,523
Allowance for credit losses on loans and leases	(641,442)	(635,737)	(613,914)
Loans and leases, net	50,457,200	50,090,315	50,312,609
Federal Home Loan Bank and Federal Reserve Bank stock	381,451	326,882	584,724
Premises and equipment, net	423,128	429,561	431,432
Goodwill and other intangible assets, net	3,250,909	2,834,600	2,861,310
Cash surrender value of life insurance policies	1,237,828	1,247,938	1,233,994
Deferred tax assets, net	341,292	369,212	315,525
Accrued interest receivable and other assets	2,003,862	1,890,088	1,597,806
Total assets	$76,161,693	$74,945,249	$74,844,395

Liabilities and Stockholders' Equity:
Deposits:
Demand	$10,212,509	$10,732,516	$12,007,387
Health savings accounts	8,603,184	8,287,889	8,272,507
Interest-bearing checking	9,498,036	8,994,095	8,560,750
Money market	18,615,031	17,662,826	14,203,858
Savings	6,881,663	6,642,499	7,723,198
Certificates of deposit	5,928,773	5,574,048	3,855,406
Brokered certificates of deposit	1,008,547	2,890,411	674,373
Total deposits	60,747,743	60,784,284	55,297,479
Securities sold under agreements to repurchase and other borrowings	361,886	458,387	306,154
Federal Home Loan Bank advances	3,659,930	2,360,018	8,560,461
Long-term debt	914,520	1,048,820	1,071,413
Accrued expenses and other liabilities	1,730,116	1,603,744	1,314,594
Total liabilities	67,414,195	66,255,253	66,550,101
Preferred stock	283,979	283,979	283,979
Common stockholders' equity	8,463,519	8,406,017	8,010,315
Total stockholders’ equity	8,747,498	8,689,996	8,294,294
Total liabilities and stockholders' equity	$76,161,693	$74,945,249	$74,844,395

WEBSTER FINANCIAL CORPORATION Consolidated Statements of Income (unaudited)
	Three months ended March 31,
(In thousands, except per share data)	2024	2023
Interest income:
Interest and fees on loans and leases	$792,045	$716,356
Interest on investment securities	147,585	99,250
Loans held for sale	82	16
Other interest and dividends	12,138	15,306
Total interest income	951,850	830,928
Interest expense:
Deposits	335,971	150,204
Borrowings	48,140	85,441
Total interest expense	384,111	235,645
Net interest income	567,739	595,283
Provision for credit losses	45,500	46,749
Net interest income after provision for loan and lease losses	522,239	548,534
Non-interest income:
Deposit service fees	42,589	45,436
Loan and lease related fees	19,767	23,005
Wealth and investment services	7,924	6,587
Cash surrender value of life insurance policies	5,946	6,728
(Loss) on sale of investment securities	(9,826)	(16,747)
Other income	32,953	5,757
Total non-interest income	99,353	70,766
Non-interest expense:
Compensation and benefits	188,540	173,200
Occupancy	19,439	20,171
Technology and equipment	45,836	44,366
Marketing	4,281	3,476
Professional and outside services	12,981	32,434
Intangible assets amortization	9,194	9,497
Deposit insurance	24,223	12,323
Other expenses	31,429	37,000
Total non-interest expense	335,923	332,467
Income before income taxes	285,669	286,833
Income tax expense	69,346	65,829
Net income	216,323	221,004
Preferred stock dividends	(4,163)	(4,163)
Net income available to common stockholders	$212,160	$216,841

Weighted-average common shares outstanding - Diluted	170,704	172,883

Earnings per common share:
Basic	$1.23	$1.24
Diluted	1.23	1.24

WEBSTER FINANCIAL CORPORATION Five Quarter Consolidated Statements of Income (unaudited)
	Three Months Ended
(In thousands, except per share data)	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Interest income:
Interest and fees on loans and leases	$792,045	$789,423	$793,626	$771,973	$716,356
Interest on investment securities	147,585	128,924	113,395	109,319	99,250
Loans held for sale	82	280	17	421	16
Other interest and dividends	12,138	14,520	23,751	51,683	15,306
Total interest income	951,850	933,147	930,789	933,396	830,928
Interest expense:
Deposits	335,971	325,793	293,955	251,466	150,204
Borrowings	48,140	36,333	49,698	98,101	85,441
Total interest expense	384,111	362,126	343,653	349,567	235,645
Net interest income	567,739	571,021	587,136	583,829	595,283
Provision for credit losses	45,500	36,000	36,500	31,498	46,749
Net interest income after provision for loan and lease losses	522,239	535,021	550,636	552,331	548,534
Non-interest income:
Deposit service fees	42,589	37,459	41,005	45,418	45,436
Loan and lease related fees	19,767	21,362	19,966	20,528	23,005
Wealth and investment services	7,924	7,767	7,254	7,391	6,587
Cash surrender value of life insurance policies	5,946	6,587	6,620	6,293	6,728
(Loss) on sale of investment securities	(9,826)	(16,825)	—	(48)	(16,747)
Other income	32,953	7,465	15,537	9,792	5,757
Total non-interest income	99,353	63,815	90,382	89,374	70,766
Non-interest expense:
Compensation and benefits	188,540	184,914	180,333	173,305	173,200
Occupancy	19,439	18,478	18,617	20,254	20,171
Technology and equipment	45,836	46,486	55,261	51,815	44,366
Marketing	4,281	5,176	4,810	5,160	3,476
Professional and outside services	12,981	18,804	26,874	29,385	32,434
Intangible assets amortization	9,194	8,618	8,899	9,193	9,497
Deposit insurance	24,223	58,725	13,310	13,723	12,323
Other expenses	31,429	36,020	54,474	41,254	37,000
Total non-interest expense	335,923	377,221	362,578	344,089	332,467
Income before income taxes	285,669	221,615	278,440	297,616	286,833
Income tax expense	69,346	36,222	51,965	62,648	65,829
Net income	216,323	185,393	226,475	234,968	221,004
Preferred stock dividends	(4,163)	(4,163)	(4,162)	(4,162)	(4,163)
Net income available to common stockholders	$212,160	$181,230	$222,313	$230,806	$216,841

Weighted-average common shares outstanding - Diluted	170,704	170,623	171,350	172,803	172,883

Earnings per common share:
Basic	$1.23	$1.05	$1.29	$1.32	$1.24
Diluted	1.23	1.05	1.28	1.32	1.24

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Yields and Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Three Months Ended March 31,
		2024			2023
(Dollars in thousands)	Average balance	Interest	Yield/rate	Average balance	Interest	Yield/rate
Assets:
Interest-earning assets:
Loans and leases	$50,938,418	$801,864	6.24%	$50,095,192	$725,543	5.80%
Investment securities (1)	16,243,349	153,645	3.64	14,633,245	105,974	2.79
Federal Home Loan and Federal Reserve Bank stock	343,992	4,352	5.09	459,375	4,910	4.34
Interest-bearing deposits	572,401	7,786	5.38	898,884	10,396	4.63
Loans held for sale	13,418	82	2.45	4,630	16	1.39
Total interest-earning assets	68,111,578	$967,729	5.59%	66,091,326	$846,839	5.08%
Non-interest-earning assets	7,221,187			6,225,199
Total assets	$75,332,765			$72,316,525

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Demand deposits	$10,582,416	$—	—%	$12,629,928	$—	—%
Health savings accounts	8,605,640	3,191	0.15	8,292,450	3,027	0.15
Interest-bearing checking, money market and savings	34,055,685	249,650	2.95	29,853,370	123,048	1.67
Certificates of deposit and brokered deposits	7,321,625	83,130	4.57	4,024,472	24,129	2.43
Total deposits	60,565,366	335,971	2.23	54,800,220	150,204	1.11

Securities sold under agreements to repurchase and other borrowings	270,818	2,108	3.08	915,023	7,827	3.42
Federal Home Loan Bank advances	2,689,632	37,367	5.50	5,673,826	68,126	4.80
Long-term debt (1)	980,926	8,665	3.64	1,072,252	9,488	3.65
Total borrowings	3,941,376	48,140	4.88	7,661,101	85,441	4.48
Total interest-bearing liabilities	64,506,742	$384,111	2.39%	62,461,321	$235,645	1.52%
Non-interest-bearing liabilities	2,066,031			1,639,528
Total liabilities	66,572,773			64,100,849

Preferred stock	283,979			283,979
Common stockholders' equity	8,476,013			7,931,697
Total stockholders' equity	8,759,992			8,215,676
Total liabilities and stockholders' equity	$75,332,765			$72,316,525
Tax-equivalent net interest income		583,618			611,194
Less: Tax-equivalent adjustments		(15,879)			(15,911)
Net interest income		$567,739			$595,283
Net interest margin			3.35%			3.66%

(1)For the purposes of average yield/rate and margin computations, unsettled trades on investment securities, unrealized gains (losses) on available-for-sale investment securities, and basis adjustments on long-term debt from de-designated fair value hedges are excluded.

WEBSTER FINANCIAL CORPORATION Five Quarter Loans and Leases (unaudited)
(Dollars in thousands)	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Loans and leases (actual):
Commercial non-mortgage	$17,976,128	$18,214,261	$18,058,524	$19,499,160	$19,014,810
Asset-based lending	1,492,886	1,557,841	1,632,962	1,718,251	1,760,527
Commercial real estate	21,869,502	21,157,732	20,583,254	20,661,071	20,513,738
Residential mortgages	8,226,154	8,227,923	8,228,451	8,140,182	8,001,563
Consumer	1,533,972	1,568,295	1,584,955	1,607,384	1,635,885
Loans and leases	51,098,642	50,726,052	50,088,146	51,626,048	50,926,523
Allowance for credit losses on loans and leases	(641,442)	(635,737)	(635,438)	(628,911)	(613,914)
Loans and leases, net	$50,457,200	$50,090,315	$49,452,708	$50,997,137	$50,312,609

Loans and leases (average):
Commercial non-mortgage	$18,235,402	$18,181,417	$18,839,776	$19,220,435	$18,670,917
Asset-based lending	1,523,616	1,588,350	1,663,481	1,756,051	1,790,992
Commercial real estate	21,403,765	20,764,834	20,614,334	20,518,355	19,970,326
Residential mortgages	8,225,151	8,240,390	8,200,938	8,067,349	7,995,327
Consumer	1,550,484	1,577,349	1,593,659	1,622,525	1,667,630
Loans and leases	$50,938,418	$50,352,340	$50,912,188	$51,184,715	$50,095,192

WEBSTER FINANCIAL CORPORATION Five Quarter Nonperforming Assets and Past Due Loans and Leases (unaudited)
(Dollars in thousands)	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Nonperforming loans and leases:
Commercial non-mortgage	$203,626	$134,617	$121,067	$109,279	$86,537
Asset-based lending	34,915	35,090	10,350	9,450	9,450
Commercial real estate	14,323	11,314	31,004	47,972	35,832
Residential mortgages	8,407	5,591	27,312	26,751	25,096
Consumer	22,341	22,932	25,320	25,417	28,105
Total nonperforming loans and leases	$283,612	$209,544	$215,053	$218,869	$185,020

Other real estate owned and repossessed assets:
Commercial non-mortgage	$5,540	$8,954	$2,687	$2,152	$153
Residential mortgages	—	—	662	662	662
Consumer	102	102	—	532	716
Total other real estate owned and repossessed assets	$5,642	$9,056	$3,349	$3,346	$1,531
Total nonperforming assets	$289,254	$218,600	$218,402	$222,215	$186,551

Past due 30-89 days:
Commercial non-mortgage	$15,365	$7,071	$38,875	$32,074	$9,645
Commercial real estate	72,999	9,002	3,491	1,970	17,115
Residential mortgages	17,580	21,047	16,208	10,583	10,710
Consumer	6,824	9,417	12,016	6,718	6,110
Total past due 30-89 days	$112,768	$46,537	$70,590	$51,345	$43,580
Past due 90 days or more and accruing	12,460	52	138	29	602
Total past due loans and leases	$125,228	$46,589	$70,728	$51,374	$44,182

Five Quarter Changes in the Allowance for Credit Losses on Loans and Leases (unaudited)
	For the Three Months Ended
(Dollars in thousands)	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
ACL on loans and leases, beginning balance	$635,737	$635,438	$628,911	$613,914	$594,741
Adoption of ASU No. 2022-02	—	—	—	—	5,873
Provision	43,194	34,300	35,839	35,249	37,821
Charge-offs:
Commercial portfolio	38,461	28,794	27,360	21,945	26,410
Consumer portfolio	1,330	6,878	3,642	1,085	1,098
Total charge-offs	39,791	35,672	31,002	23,030	27,508
Recoveries:
Commercial portfolio	553	396	292	1,024	1,574
Consumer portfolio	1,749	1,275	1,398	1,754	1,413
Total recoveries	2,302	1,671	1,690	2,778	2,987
Total net charge-offs	37,489	34,001	29,312	20,252	24,521
ACL on loans and leases, ending balance	$641,442	$635,737	$635,438	$628,911	$613,914
ACL on unfunded loan commitments, ending balance	24,495	24,734	23,040	22,366	26,051
Total ACL, ending balance	$665,937	$660,471	$658,478	$651,277	$639,965

WEBSTER FINANCIAL CORPORATION
Non-GAAP to GAAP Reconciliations

	At or for the Three Months Ended
(In thousands, except per share data)	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Efficiency ratio:
Non-interest expense	$335,923	$377,221	$362,578	$344,089	$332,467
Less: Foreclosed property activity	(330)	(96)	(492)	(432)	(262)
Intangible assets amortization	9,194	8,618	8,899	9,193	9,497
Operating lease depreciation	663	900	1,146	1,639	1,884
FDIC special assessment estimate	11,862	47,164	—	—	—
Merger related expenses (1)	3,139	30,679	61,625	40,840	29,373
Non-interest expense	$311,395	$289,956	$291,400	$292,849	$291,975
Net interest income	$567,739	$571,021	$587,136	$583,829	$595,283
Add: Tax-equivalent adjustment	15,879	17,830	17,906	17,292	15,911
Non-interest income	99,353	63,815	90,382	89,374	70,766
Other income (2)	7,626	5,099	3,614	5,035	4,311
Less: Operating lease depreciation	663	900	1,146	1,639	1,884
(Loss) on sale of investment securities	(9,826)	(16,825)	—	(48)	(16,747)
Net gain on sale of mortgage servicing rights	11,655	—	—	—	—
Income	$688,105	$673,690	$697,892	$693,939	$701,134
Efficiency ratio	45.25%	43.04%	41.75%	42.20%	41.64%

ROATCE:
Net income	$216,323	$185,393	$226,475	$234,968	$221,004
Less: Preferred stock dividends	4,163	4,163	4,162	4,162	4,163
Add: Intangible assets amortization, tax-effected	7,263	6,808	7,030	7,262	7,503
Adjusted income	$219,423	$188,038	$229,343	$238,068	$224,344
Adjusted income, annualized basis	$877,692	$752,152	$917,372	$952,272	$897,376
Average stockholders' equity	$8,759,992	$8,312,798	$8,370,469	$8,395,298	$8,215,676
Less: Average preferred stock	283,979	283,979	283,979	283,979	283,979
Average goodwill and other intangible assets, net	3,090,751	2,838,770	2,847,560	2,856,581	2,849,673
Average tangible common stockholders' equity	$5,385,262	$5,190,049	$5,238,930	$5,254,738	$5,082,024
Return on average tangible common stockholders' equity	16.30%	14.49%	17.51%	18.12%	17.66%
(1)Merger related expenses include Ametros acquisition expenses for the three months ended March 31, 2024. 2023 periods primarily include charges related to the merger with Sterling.
(2)Other income includes the taxable equivalent of net income generated from low income housing tax-credit investments.

	At or for the Three Months Ended
(In thousands, except per share data)	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Tangible equity:
Stockholders' equity	$8,747,498	$8,689,996	$8,199,201	$8,279,726	$8,294,294
Less: Goodwill and other intangible assets, net	3,250,909	2,834,600	2,843,217	2,852,117	2,861,310
Tangible stockholders' equity	$5,496,589	$5,855,396	$5,355,984	$5,427,609	$5,432,984
Total assets	$76,161,693	$74,945,249	$73,130,851	$74,038,243	$74,844,395
Less: Goodwill and other intangible assets, net	3,250,909	2,834,600	2,843,217	2,852,117	2,861,310
Tangible assets	$72,910,784	$72,110,649	$70,287,634	$71,186,126	$71,983,085
Tangible equity	7.54%	8.12%	7.62%	7.62%	7.55%

Tangible common equity:
Tangible stockholders' equity	$5,496,589	$5,855,396	$5,355,984	$5,427,609	$5,432,984
Less: Preferred stock	283,979	283,979	283,979	283,979	283,979
Tangible common stockholders' equity	$5,212,610	$5,571,417	$5,072,005	$5,143,630	$5,149,005
Tangible assets	$72,910,784	$72,110,649	$70,287,634	$71,186,126	$71,983,085
Tangible common equity	7.15%	7.73%	7.22%	7.23%	7.15%

Tangible book value per common share:
Tangible common stockholders' equity	$5,212,610	$5,571,417	$5,072,005	$5,143,630	$5,149,005
Common shares outstanding	172,464	172,022	172,056	173,261	174,712
Tangible book value per common share	$30.22	$32.39	$29.48	$29.69	$29.47

Core deposits:
Total deposits	$60,747,743	$60,784,284	$60,331,767	$58,747,532	$55,297,479
Less: Certificates of deposit	5,928,773	5,574,048	5,150,139	4,743,204	3,855,406
Brokered certificates of deposit	1,008,547	2,890,411	2,337,380	2,542,854	674,373
Core deposits	$53,810,423	$52,319,825	$52,844,248	$51,461,474	$50,767,700

Three months ended March 31, 2024
Adjusted ROATCE:
Net income	$216,323
Less: Preferred stock dividends	4,163
Add: Intangible assets amortization, tax-effected	7,263
FDIC special assessment estimate, tax-effected	8,917
Ametros acquisition expenses, tax-effected	2,360
Loss on sale of investment securities, tax-effected	7,386
Net (gain) on sale of mortgage servicing rights, tax-effected	(8,761)
Discrete tax adjustment	10,929
Adjusted income	$240,254
Adjusted income, annualized basis	$961,016
Average stockholders' equity	$8,759,992
Less: Average preferred stock	283,979
Average goodwill and other intangible assets, net	3,090,751
Average tangible common stockholders' equity	$5,385,262
Adjusted return on average tangible common stockholders' equity	17.85%

Adjusted ROAA:
Net income	$216,323
Add: FDIC special assessment estimate, tax-effected	8,917
Ametros acquisition expenses, tax-effected	2,360
Loss on sale of investment securities, tax-effected	7,386
Net (gain) on sale of mortgage servicing rights, tax-effected	(8,761)
Discrete tax adjustment	10,929
Adjusted income	$237,154
Adjusted income, annualized basis	$948,616
Average assets	$75,332,765
Adjusted return on average assets	1.26%

GAAP to adjusted reconciliation:	Three months ended March 31, 2024
(In millions, except per share data)	Pre-Tax Income	Net Income Available to Common Stockholders	Diluted EPS
Reported (GAAP)	$285.7	$212.2	$1.23
FDIC special assessment estimate	11.9	8.9	0.05
Ametros acquisition expenses	3.1	2.4	0.01
Loss on sale of investment securities	9.8	7.4	0.04
Net (gain) on sale of mortgage servicing rights	(11.7)	(8.8)	(0.05)
Discrete tax adjustment	—	10.9	0.07
Adjusted (non-GAAP)	$298.9	$233.0	$1.35
Note: Totals may not sum due to rounding.